UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

Fellows Energy Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-33321	33-0967648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Interlocken Boulevard, Suite 400, Broomfield, Colorado 80021
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 327-1525

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2007, we entered into a series of transactions to restructure securities issued pursuant to securities purchase agreements dated June 17, 2005 and September 21, 2005.

Background

June 2005 Financing

On June 17, 2005, we closed a financing pursuant to a securities purchase agreement with three accredited investors, Palisades Master Fund, L.P. (“Palisades”), Crescent International Ltd. (“Crescent”) and JGB Capital L.P. (“JGB”) for the issuance of $5,501,199.95 in face amount of debentures maturing September 16, 2008 (the “June Debentures”). The June Debentures were unsecured and we were obligated to pay 1/24th of the face amount of the debenture on the first of every month, starting October 1, 2005, which payment could be made in cash or in shares of our common stock. We could pay this amortization payment in cash or in stock at the lower of $0.60 per share or 80% of the volume weighted average price of our stock for the five trading days prior to the repayment date. In the event that we made the payment in cash, we paid 110% of the monthly redemption amount.

In addition, we issued warrants to the investors, expiring June 17, 2008, to purchase 4,584,334 shares of restricted common stock, exercisable at a per share of $0.649 (the “June Warrants”). In addition, the exercise price of the June Warrants would be adjusted in the event we issued common stock at a price below the exercise price, with the exception of any securities issued pursuant to a stock or option plan adopted by our board of directors, issued in connection with the debentures issued pursuant to the securities purchase agreement, or securities issued in connection with acquisitions or strategic transactions.

If in any period of 20 consecutive trading days our stock price exceeds 250% of the June Warrants’ exercise price, all of the June Warrants shall expire on the 30th trading day after we send a call notice to the June Warrant holders. If at any time after one year from the date of issuance of the June Warrants there is not an effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the June Warrants, then the holder may exercise the June Warrant at such time by means of a cashless exercise.

September 2005 Financing

On September 21, 2005, we closed a financing pursuant to a securities purchase agreement with two accredited investors, Palisades and Crescent for the issuance of $3,108,000 in face amount of debentures maturing December 20, 2008 (the “September Debentures” and together with the June Debentures, the “Old Debentures”). The September Debentures were unsecured and we were obligated to pay 1/24th of the face amount of the debenture on the first of every month, starting January 1, 2006, which payment could be made in cash or in shares of our common stock. We could pay this amortization payment in cash or in stock at the lower of $0.75 per share or 80% of the volume weighted average price of our stock for the five trading days prior to the repayment date. In the event that we made the payment in cash, we paid 110% of the monthly redemption amount.

In addition, we issued warrants to the investors, expiring September 21, 2008, to purchase 2,172,000 shares of restricted common stock, exercisable at a per share of $0.80 (the “September Warrants” and together with the June Warrants, the “Old Warrants”). In addition, the exercise price of the September Warrants would be adjusted in the event we issued common stock at a price below the exercise price, with the exception of any securities issued pursuant to a stock or option plan adopted by our board of directors, issued in connection with the debentures issued pursuant to the securities purchase agreement, or securities issued in connection with acquisitions or strategic transactions.

If in any period of 20 consecutive trading days our stock price exceeds 250% of the September Warrants’ exercise price, all of the September Warrants shall expire on the 30th trading day after we send a call notice to the September Warrant holders. If at any time after one year from the date of issuance of the September Warrants there is not an effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the September Warrants, then the holder may exercise the September Warrant at such time by means of a cashless exercise.

Restructuring

On February 15, 2007, the following transactions took place with regards to the Old Debentures and Old Warrants:

1)
JGB entered into an assignment agreement with Crescent, pursuant to which Crescent purchased from JGB the June Debentures issued to JGB. The face value of the June Debentures issued to JGB at the time of the transaction was $333,333.33 and Crescent paid $250,000 to JGB for the assignment;

2)
We entered into a settlement agreement with JGB for the sum of $83,333.33. We amended the terms of the Old Warrants held by JGB to remove the ratchet and call provisions and JGB agreed to release any shares reserved for issuance of the Old Warrants and to not exercise such Old Warrants until we obtain an increase in the authorized shares of common stock. Upon obtaining the increase in authorized shares, we agreed to issue JGB 500,000 shares of restricted common stock;

3)	We entered into a first amendment and waiver agreement with Palisades for the amendment of the Old Debentures issued to Palisades (the “Palisades Amendment Agreement”); and
4)
We entered into a first amendment and waiver agreement with Crescent for the amendment of the Old Debentures issued to JGB (and purchased by Crescent) and Crescent (the “Crescent Amendment Agreement” and together with the Palisades Amendment Agreement, the “Restructuring Amendments”).

Palisades and Crescent agreed to amend the Old Debentures to remove the mandatory monthly liquidation provision and to amend the fixed conversion price of the Old Debentures to $0.1375 (the “Fixed Conversion Price”). As a result, the principal amount remaining on the Old Debentures is now due and payable at maturity, unless sooner converted into shares of common stock by the investors, at the Fixed Conversion Price. Palisades and Crescent further agreed to waive any and all existing defaults under the Old Debentures.

Pursuant to the Palisades Amendment Agreement, we agreed to issue 7,025,789 shares of common stock (the “Monthly Redemption Shares”) to Palisades upon conversion of $608,433.15 in principal amount of the Old Debentures. Such Monthly Redemption Shares were issued as payment for monthly redemptions owed to Palisades on December 1, 2006 and January 1, 2007 and February 1, 2007 pursuant to the Old Debentures. These Monthly Redemption Shares were not issued while we negotiated the terms of a potential buy-out or restructuring of the Old Debentures. The Monthly Redemption Shares were previously registered for resale pursuant to resale registration statements filed with the Securities and Exchange Commission and represent the remaining shares of common stock registered thereunder for Palisades pursuant to the Old Debentures. As a result of the Monthly Redemption Shares, the exercise price of the Old Warrants was reduced to $0.0866, which Palisades exercised on a cashless basis and received 2,970,758 shares of common stock which were previously registered for resale pursuant to resale registration statements filed with the Securities and Exchange Commission.

We agreed to pay Palisades a forbearance fee of $150,000 a month, for six months, which fee was paid in shares of common stock at an issuance price of $0.1375, for a total issuance of 5,454,546 shares of restricted common stock. In addition, we agreed to issue Palisades 1,449,825 shares of common stock as a commitment fee for the restructuring of the Old Debentures.

In connection with the restructuring and new financing discussed below, we executed a security agreement (the “Security Agreement”) in favor of Palisades and Crescent granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property, except for our Carbon County prospect, which Palisades and Crescent took a second priority interest and for our Carter Creek and Weston County prospects, which the investors were not granted any security interest. The Security Agreement states that if an event of default occurs under the Old Debentures, Security Agreement or New Debenture, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

New Financing

On February 15, 2007, we closed a financing pursuant to a securities purchase agreement with Palisades for the issuance of a $714,500 face amount debenture maturing September 15, 2007 (the “New Debenture”). The New Debenture does not accrue interest and the investors paid $500,000 for the New Debenture. We paid a commission of $100,000 to HPC Capital Management (a registered broker-dealer) in connection with the transaction, resulting in net proceeds to us of $400,000 before our legal fees. We used the net proceeds to pay our settlement agreement payment to JGB, repayment of a bridge loan to Petro Capital Securities, LLC and the remainder for general working capital purposes. We also issued HPC Capital Management 6,458,063 shares of restricted common stock and agreed to issue an additional 1,041,937 shares of restricted common stock upon obtaining an increase in our authorized shares of common stock, which shares are additional compensation for its services in connection with the transaction with the investors.

The convertible debentures are secured and are convertible into our common stock, at Palisades option, at a fixed conversion price of $0.1375. Based on this conversion price, the $714,500 secured convertible debenture is convertible into 5,196,364 shares of our common stock.

In the event of default, the investors may require payment, which shall be the greater of: (A) 130% of the principal amount of the face amount of the debenture to be prepaid, or (B) the principal amount of the debenture to be prepaid, divided by the conversion price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is less, multiplied by the closing price on (x) the date the default amount is demanded or otherwise due or (y) the date the default amount is paid in full, whichever is greater

The conversion price of the debenture may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investor’s position.

The Company has agreed to file a registration statement with the Securities and Exchange Commission to cover the future sale by the investors of the shares issuable upon conversion of the Old and New Debentures. If the registration statement is not filed by the filing deadline or if the registration statement is not declared effective by the effective deadline, we are required to pay liquidated damages to the investors.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
4.1	First Amendment and Waiver Agreement, dated as of February 15, 2007, by and between Fellows Energy Ltd. and Palisades Master Fund, L.P.

4.2	First Amendment and Waiver Agreement, dated as of February 15, 2007, by and between Fellows Energy Ltd. and Crescent International Ltd.

4.3	Securities Purchase Agreement by and between Fellows Energy Ltd. and Palisades Master Fund, L.P.

4.4	Debenture issued to Palisades Master Fund, L.P.

4.5	Registration Rights Agreement by and between Fellows Energy Ltd. and Palisades Master Fund, L.P.

4.6	Security Agreement by and among Fellows Energy Ltd., Palisades Master Fund, L.P. and Crescent International Ltd.

10.1	Settlement Agreement, dated as of February 15, 2007, by and between Fellows Energy Ltd. and JGB Capital, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fellows Energy Ltd.

Date: February 21, 2007	By:	/s/ GEORGE S. YOUNG
George S. Young
Chief Executive Officer